[LETTERHEAD]

--------------------------------------------------------------------------------




                         CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Registration Statements No. 333-39833 and 333-39835 of Track 'n Trail on Form S-8 of our report dated February 1, 1999, appearing in the Annual Report on Form 10-K of Track 'n Trail for the year ended December 26, 1998.



/s/ PricewaterhouseCoopers LLP

Sacramento, California
March 4, 1999